Exhibit 99.1

Press Contact:
Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 http://ir.harrisinteractive.com
Harris Interactive® Names Marty Beard to Board of Directors
New York, N.Y. — December 7, 2010 — Harris Interactive (NASDAQ:HPOL), a leading innovative global market research firm, today announced the appointment of Marty Beard to its Board of Directors, effective immediately.
Beard, 47, is currently the President of Sybase 365, Sybase Corporation’s mobile services business, a position he has held since November 2006. Under his leadership, Sybase 365 has become the global leader in mobile messaging and mobile commerce for mobile operators, financial institutions, and enterprises. Previously, at Sybase, he served as Senior Vice President, Corporate Development and Marketing from February 2003 to November 2006, and as Vice President, Corporate Development from August 2000 to January 2003. While serving in these positions, Beard helped drive Sybase’s “Unwired Enterprise” strategy and developed several industry-leading partnerships that facilitated the expansion of Sybase’s footprint into mobility and the reinvention of its position in the technology marketplace. Prior to joining Sybase, Beard served as Vice President of Oracle Online, a division of the Oracle Corporation, where he played a pivotal role in the company’s e-commerce transformation, and Staff Director, Corporate Strategy of Pacific Telesis Group, where he helped launch the company’s broadband, cable, and content business.
Howard Shecter, Chairman of the Company’s Board of Directors, said, “We are very pleased to welcome an executive of Marty’s caliber to the Board. His general management expertise, strategic insight, and operational experience strengthen the breadth and depth of the Board. Further, his deep understanding of mobile, wireless, and other emerging technologies will be a tremendous asset to us as we continue to focus on re-establishing a leadership position in the market research industry through product innovation and by leveraging technology. I am confident that Marty will make an immediate and substantial contribution to the Board.”
“I am excited to join Harris Interactive’s Board of Directors,” commented Beard. “I look forward to working with my fellow directors and the executive team to help the Company achieve revenue growth and enhanced profitability. Given its established client relationships, strong brand name, solutions expertise, and track record for innovation, I believe that Harris Interactive is well positioned for success.”
A graduate of the University of California at Berkeley, Beard also holds a master’s degree in business administration from Georgetown University. Since March 2010, he has served as a member of the Board of Directors of CTIA-The Wireless Association.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of

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risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us — and our clients — stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.
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